UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) August 19, 2002



                          PETROL OIL AND GAS, INC.
                    (Formerly Euro Technology Outfitters)
           (Exact name of registrant as specified in its charter)


NEVADA                                                            88-0453323
(State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                        Identification Number)

6265 S. Stevenson Way
Las Vegas, Nevada                                                      89120
(Address of Principal Executive Office)                           (Zip Code)

                               (702) 454-3394
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     On August 19, 2002, the Company executed an Asset Purchase Agreement with Petrol Energy, Inc., whereby the Company issued 10,918,300 shares of its restricted common stock in exchange for certain assets and liabilities of Petrol Energy. The assets that were acquired included approximately 289 oil and gas mineral leases.

     On August 21, 2002, Anthony N. DeMint, the Company's sole Office and Director, appointed Paul Branagan as a director of the Company and subsequently resigned, leaving Mr. Branagan as the Company's sole director. Following his appointment, Mr. Branagan elected himself as the sole officer of the Company. Further, concurrent with his resignation, Mr. DeMint tendered 5,826,240 shares of the Company's stock to the Company for cancellation, thereby leaving 11,568,300 shares of common stock issued and outstanding as of the date of this Current Report.

     A copy of the Asset Purchase Agreement is filed as Exhibit 2 to this Current Report.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to the terms and conditions of the Asset Purchase Agreement, the Company acquired approximately 289 oil and gas mineral leases from Petrol Energy, Inc.

INTENDED BUSINESS OF THE COMPANY

     Petrol  Oil  and Gas, Inc. is now structured to become an  oil  and  gas exploration and development company. Our primary business objective is to produce economic quantities of natural gas from buried coal seams, denoted as coal-bed methane (CBM). The first step in our business plan was achieved through the completion of the mineral leases from Petrol Energy. Next we will have to drill and subsequently produce commercial quantities of natural gas and have a ready market in which to sell the produced gas.

     We intend to fund portions of our field operations through revenues obtained from sales of our CBM gas production, if any. To accelerate the development program we plan to take on working interest (WI) partners that will contribute to the costs of drilling and completion and then share in revenues derived from production. This economic strategy may allow us to utilize our own financial assets toward the growth of our leased acreage holdings, pursue the acquisition of strategic oil and gas producing companies and generally expand our existing operations.

The Market: Natural Gas Supply and Demand

     The National Petroleum council estimates the US demand for natural gas to increase from 22 Trillion cubic feet (TCF) in 1998 to over 31 TCF by 2015. This nearly 50% increase in demand for natural gas coupled with constrained supplies from conventional sources and storage facilities suggests an urgent need for new gas sources. Although conventional gas sources such as high permeability sandstones currently supply about 60% of the US demand (13 Tcf in 1998), projections indicate a flat to declining supply through year 2015.

The shortfall in conventional gas supply is expected to be taken up by production from un-conventional sources such as tight gas sandstones/shales, associated gas, and coal bed methane (CBM).

     CBM shows great promise as a future source of natural gas, with the US Geologic Society estimating some 700 Trillion cubic feet (TCF) contained in 6 major CBM basins in the continental US. This constitutes an enormous reserve, almost the entire US demand for the next 25 years.

Corporate Business Objectives

     Our primary business objective is to produce economic quantities of natural gas from CBM. In the 6 major US CBM basins the coal beds vary greatly in thickness, quality and gas content. They also range in depths from very near surface (< 500 ft) to very deep (>25,000 ft). The difficulty, risks and costs associated with extracting CBM from deep formations increases quite rapidly and nonlinearly with depth.

Developmental Program

     One of the reasons for acquiring the leases from Petrol Energy was the fact that of the major CBM basins within the continental US, the leased area had the following attributes:

*    relatively shallow CBM reserves (<2,500 ft)
*    good coal rank, gas content and distribution,
*    low cost mineral leases,
*    access to an interstate pipeline system and
*    nearby oil and gas services.

     The Western Interior Basin located in the mid-continent, where the leases are located, shows great promise because it embodies an extensive aerial distribution of near shallow buried coal beds, appears to contain large quantities of high quality natural gas and has several readily available interstate pipelines for sales and distribution. It appears that the area best suited for our CBM project may be in Coffey County, Kansas, where gas bearing coals are contained within the Forrest City and Cherokee basins, sub-basins of the larger Western Interior basin. The entire eastern edge of the State of Kansas overlays the western portion of this basin.

     Since portions of the acquired mineral leases have existing oil or gas wells, some of them are being considered for re-completion in sandstones and/or coal beds that appear economically productive. These will add to our knowledge base while providing financial support for anticipated expansion.

CBM Production

     CBM production differs from conventional gas production that normally starts at its highest production rate and then declines with time. Because coal beds have water residing within the cleat or natural fracture system, the water needs to be withdrawn in order to promote production of the gases that are adsorbed on the surfaces of the coal. Thus, for the case of CBM, initial water production is high and diminishes with time. CBM gas production, however, starts at a relatively low rate reaching a peak in 3 -12 months and then begins to decline.

FACTORS THAT MAY AFFECT THE COMPANY'S FUTURE OPERATING RESULTS

We are a development stage company, recently organized and have minimal operating history, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

     As a result of our only recent acquisition of mineral leases we have yet to generate revenues from operations and have been focused on organizational, start-up, market analysis and fund raising activities. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, success of our development and exploration, the level of our competition and our ability to attract and maintain key management and employees.

     While Management believes its estimates of projected occurrences and events are within the timetable of its business plan, there can be no guarantees or assurances that the results anticipated will occur.

We will require substantial additional financing in order to fully implement our business plan. Without any additional funding, we could remain as a start-up company with no material operations, revenues, or profits.

     Due to our start-up nature and lack of current capital, in order to fully implement our business plan we will require substantial additional funding. Our business plan will require us to incur the costs of exploration, development and drilling, which is anticipated to exceed several hundred thousand dollars. We anticipate raising additional funds through a private placement, registered offering, debt financing or other sources to implement our business plan. Adequate funds for this purpose on terms favorable to us may not be available when needed, if ever. Without new funding, we cannot implement our business plan, and our shareholders may lose part or all of their investment.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On August 20, 2002, G. Brad Beckstead CPA was dismissed as the registrant's independent accountant.

     The Registrant has appointed Weaver & Martin, LLC., as the Registrant's independent accountants for the fiscal year ending December 31, 2002. This is a change in accountants recommended by Registrant's Executive Management and approved by Registrant's Board of Directors. Weaver & Martin, LLC. was engaged by the Registrant on August 20, 2002.

     The audit reports issued by G. Brad Beckstead CPA, with respect to the Registrant's financial statements for December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and any subsequent interim period through August 20, 2002, there were no disagreements between the registrant and G. Brad Beckstead CPA, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of G. Brad Beckstead CPA, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

     The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by G. Brad Beckstead CPA, as the independent accountant of Registrant.

ITEM 5.   OTHER EVENTS

     On August 20, 2002, the Company changed its name from Euro Technology Outfitters to Petrol Oil and Gas, Inc and increased its authorized capital stock to 100,000,000 shares of Common Stock $.001 par value and, 10,000,000 shares of Preferred Stock $.001 par value. A copy of the Certificate of Amendment of the Articles of Incorporation is filed as exhibit 3(i) to this Current Report.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Anthony N. DeMint, the sole Office and Director, appointed Paul Branagan as a director of the Company and subsequently resigned, leaving Mr. Branagan as the sole director. Following his appointment as sole director, Mr. Branagan elected himself as the sole officer of the Company.

ITEM 7.   FINANCIAL STATEMENTS

Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE

Not applicable.

EXHIBITS

2*     Asset Purchase Agreement
3(i)*  Certificate of Amendment of Articles of Incorporation
16* Letter of G. Brad Beckstead CPA regarding change in certifying accountant.

*Filed herewith

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PETROL OIL AND GAS, INC.


                                        By:/s/ Paul Branagan
                                            Paul Branagan, C.E.O.


Date: September 3, 2002